Exhibit 10.1

INVESTMENT AGREEMENT

by and among

VIEW, INC.

and the

PURCHASERS

Dated as of October 25, 2022

TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	General Interpretive Principles	9

	ARTICLE 2
	SALE AND PURCHASE OF THE NOTES

Section 2.01.	Sale and Purchase of the Notes	9
Section 2.02.	The Closing	10
Section 2.03.	Termination	12
Section 2.04.	Additional Closings	13

	ARTICLE 3
	REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	13
Section 3.02.	Representations and Warranties of Each Purchaser	24

	ARTICLE 4
	ADDITIONAL AGREEMENTS

Section 4.01.	Taking of Necessary Action	26
Section 4.02.	Securities Laws	26
Section 4.03.	Lost, Stolen, Destroyed or Mutilated Securities	26
Section 4.04.	Antitrust Approval	27
Section 4.05.	Conversion Price Matters	27
Section 4.06.	Nasdaq Approval	27
Section 4.07.	[Reserved]	27
Section 4.08.	Authorized and Reserved Company Common Stock	27
Section 4.09.	Indemnification	28
Section 4.10.	Certain Tax Matters	29
Section 4.11.	Not an Affiliate	30

	ARTICLE 5
	REGISTRATION RIGHTS

Section 5.01.	Registration Statement	30
Section 5.02.	Registration Limitations and Obligations	31
Section 5.03.	Registration Procedures	35
Section 5.04.	Expenses	38
Section 5.05.	Registration Indemnification	38
Section 5.06.	Facilitation of Sales Pursuant to Rule 144	41

i

Schedules and Exhibits

Schedule 1: Purchasers – Initial Notes

Schedule 2: Purchasers – Additional Notes

Exhibit A: Form of Indenture

Exhibit B: Form of Joinder

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), is dated as of October 25, 2022 by and among View, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and the several Purchasers listed on Schedule 1 hereto (together with their successors and permitted assigns, each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to such Purchaser, severally and not jointly, the respective principal amount of the Company’s 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 in the form attached hereto as Exhibit A (referred to herein as the “Note” or the “Notes”) set forth opposite such Purchaser’s name in Schedule 1 hereto (the “Initial Notes”) plus up to an additional amount of Notes (the “Additional Notes”) set forth opposite such Purchaser’s name in Schedule 2 hereto, to be issued in accordance with the terms and conditions of the indenture to be dated as of the Closing Date (as defined below), by and among the Company and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), in the form attached hereto as Exhibit B (the “Indenture”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser desire to enter into certain agreements set forth herein; and

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” shall have the meaning set forth in Section 4.09.

“Additional Closing” shall have the meaning set forth in Section 2.04(a).

“Additional Notes” shall have the meaning set forth in the recitals.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to each Purchaser (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates and (ii) no portfolio company of a Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Announcement 8-K” shall have the meaning set forth in Section 4.05.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.01(n)(ii).

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that with respect to each Purchaser (i) the Company and the Company’s Subsidiaries will not be considered Associates of such Purchaser or any of its Affiliates and (ii) no portfolio company of such Purchaser or its other Affiliates will be deemed Associates of such Purchaser or any of its other Affiliates.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed ninety (90) days.

“Board of Directors” shall mean the board of directors of the Company.

“Breach” shall have the meaning set forth in Section 3.01(r).

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Control” shall mean the occurrence of any of the following events following the date hereof:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect Beneficial Owner of the Common Stock representing more than 50% of the voting power of the Common Stock;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the Beneficial Owners of all classes of the Company’s Common Equity immediately prior to such transaction Beneficially Own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change in Control pursuant to this clause (b);

(iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.

“Company Owned Intellectual Property Rights” shall have the meaning set forth in Section 3.01(o).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Company Underwriter Cutback” shall have the meaning set forth in Section 5.02(f).

“Company Underwritten Offering” shall mean a sale of Common Stock by the Company for its own account to an underwriter or underwriters for reoffering to the public.

“Conversion Rate” shall have the meaning set forth in the Indenture.

“Data Security Obligations” shall have the meaning set forth in Section 3.01(q).

“DTC” means the Depositary Trust Company.

“End Date” shall have the meaning set forth in Section 2.03(a).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Environmental Laws” shall have the meaning set forth in Section 3.01(s).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnification Notice” shall have the meaning set forth in Section 4.09(b).

“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).

“Indemnitee” shall have the meaning set forth in Section 4.09(a).

“Indenture” shall have the meaning set forth in the recitals.

“Initial Notes” shall have the meaning set forth in the recitals.

“Initiating Holder” shall have the meaning set forth in Section 5.02(b).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.01(o).

“IT Systems and Data” shall have the meaning set forth in Section 3.01(r).

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and a Purchaser.

“Losses” shall have the meaning set forth in Section 5.05(a).

“Majority in Interest of Selling Holders” shall mean the Initiating Holder(s) and/or Participating Holders for a particular Underwritten Offering that hold a majority of the applicable Subject Securities being offered and sold by all Initiating Holder(s) and Participating Holders in such Underwritten Offering.

“Material Adverse Effect” shall mean: any events, changes or developments that, individually or in the aggregate:

(i) have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following:

(a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;

(b) events, changes or developments in the industries in which the Company or any Company Subsidiary conducts its business;

(c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator;

(d) any changes in GAAP or accounting standards or interpretations thereof;

(e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks;

(f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby;

(g) any taking of any action at the request of any Purchaser;

(h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); or

(i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition);

except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; or

(ii) materially and adversely affect or delay the Company’s power or ability to consummate the Transactions or perform their respective obligations under the Transaction Agreements.

“Nasdaq” means Nasdaq, Inc.

“Note” or “Notes” shall have the meaning set forth in the recitals.

“Open Source Software” shall have the meaning set forth in Section 3.01(p).

“Option Deadline” shall have the meaning set forth in Section 2.01(b).

“Orderly Sale Amount” shall have the meaning set forth in Section 5.02(c)

“Participating Holder” shall have the meaning set forth in Section 5.02(b).

“Permitted Counterparty” means a nationally recognized financial institution that enters into one or more swap, hedging or other derivative arrangements with one or more Purchasers in connection with a bona fide financing of the purchase of the Notes.

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Personal Data” shall have the meaning set forth in Section 3.01(q).

“Piggyback Notice” shall have the meaning set forth in Section 5.02(f).

“Piggyback Registration” shall have the meaning set forth in Section 5.02(f).

“Piggyback Request” shall have the meaning set forth in Section 5.02(f).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” means, collectively and individually, the Affiliates and Associates of each Purchaser.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities when

(w)

such Subject Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144 and any restrictive legend has been removed in connection therewith;

(x)	such Subject Securities cease to be outstanding; or

(y)

if the Company consolidates or merges with or into any Person in a transaction that constitutes a Change in Control and the Subject Securities are converted into or exchanged for securities of a different issuer and/or cash and such other securities are not listed on the Nasdaq Global Market, the New York Stock Exchange or any other nationally recognized securities exchange;

provided that any security that has ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

“Registration Date” shall have the meaning set forth in Section 5.01(a).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 5, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and reasonable and documented fees and disbursements of counsel to the Selling Holders (not to exceed $100,000), fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and selling commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the Selling Holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Sanctions” shall have the meaning set forth in Section 3.01(n)(iii)(A).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Subject Securities” shall mean:

(i) the shares of Company Common Stock issuable or issued upon conversion of the Notes or exercise of any Warrants; and

(ii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (ii).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” shall have the meaning set forth in Section 5.02(b).

“Take-Down Participation Notice” shall have the meaning set forth in Section 5.02(b).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Trustee” shall have the meaning set forth in the recitals.

“Underwritten Offering” shall mean a sale of Registrable Securities pursuant to a Take-Down Notice to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.

“Warrant” means any warrant to purchase Common Stock held by any Purchaser, excluding any warrant to purchase Common Stock held by any Purchaser prior to the date hereof.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

“WKSI” means a “well known seasoned issuer,” as defined under Rule 405.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock, except as otherwise provided in the Indenture. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, except as otherwise provided herein or in the Indenture.

ARTICLE 2

SALE AND PURCHASE OF THE NOTES

Section 2.01. Sale and Purchase of the Notes.

(a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, severally and not jointly, and such Purchaser shall purchase and acquire from the Company, the applicable principal amount of Initial Notes at the Closing listed opposite such Purchaser’s name on Schedule 1 hereto for a purchase price equal to the principal amount of such Notes (such price, the “Purchase Price”).

(b) Subject to the terms and conditions of this Agreement, at the option of each Purchaser that may be exercised at any time on or before December 26, 2022 (the “Option Deadline”), the Company shall issue and sell to each Purchaser, severally and not jointly, and such Purchaser shall purchase and acquire from the Company, up to the applicable principal amount of Additional Notes at the Additional Closing(s) listed opposite such Purchaser’s name on Schedule 2 hereto at the Purchase Price. In the event that any Purchaser does not exercise its option to purchase Additional Notes by the Option Deadline, each other Purchaser may elect to purchase additional Additional Notes, with such opportunity allocated pro rata among such electing Purchasers, up to an aggregate amount of $40,000,000 principal amount of Additional Notes.

(c) Payment for the Initial Notes shall be made to the Company in Federal or other funds immediately available against delivery of such Notes for the respective accounts of the several Purchasers on the Closing Date. Payment for any Additional Notes shall be made to the Company in Federal or other funds immediately available against delivery of such Notes for the respective accounts of the several Purchasers on the applicable Additional Closing Date (as defined below). The Notes shall initially be Physical Notes (as defined in the Indenture). The Notes shall be delivered for the respective accounts of each several Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid by the Company, against payment of the Purchase Price therefor.

Section 2.02. The Closing.

(a) Subject to the satisfaction or waiver of the conditions for the Closing set forth in this Section 2.02, the Closing (the “Closing”) of the purchase and sale of the Initial Notes hereunder shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, CA 94301 at 1:00 p.m. Eastern time on October 26, 2022, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchasers (the date on which the Closing actually occurs, the “Closing Date”).

(b) To effect the purchase and sale of Initial Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) the Company and the Trustee shall deliver the applicable portion of the Notes against payment in full by or on behalf of such Purchaser of the applicable Purchase Price for the applicable portion of the Initial Notes;

(ii) each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to the Purchase Price for the applicable Initial Notes; and

(iii) each Purchaser shall have caused to be delivered to the Company a duly completed and executed version of the appropriate IRS Form W-8 or IRS W-9, as applicable.

(c) The obligations of the Company and each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following condition:

(i) the purchase and sale of the Notes shall not be prohibited by law or enjoined by any governmental authority of competent jurisdiction.

(d) The obligations of each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Sections 3.01(a), 3.01(c) and (e) shall be true and correct in all material respects on and as of the Closing Date; (B) the representations and warranties of the Company set forth in (x) Section 3.01(b), (y) the last sentence of Section 3.01(g)(i) and (z) Section 3.01(h) shall be true and correct on and as of the Closing Date and (C) the representations and warranties of the Company set forth in Section 3.01, other than as described in the foregoing clauses (A) and (B), shall be true and correct on and as of the Closing Date (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(ii) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;

(iii) each Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 2.02(d)(i) and 2.02(d)(ii) have been satisfied;

(iv) the Company and the Trustee shall have executed the applicable Notes and delivered a copy to each Purchaser, and the originals of such Notes to the Custodian (as defined in the Indenture);

(v) the Company and the Trustee shall have executed the Indenture, and copies of the Indenture shall have been delivered to each Purchaser;

(vi) the Company shall have provided the applicable listing of additional shares notification to Nasdaq, and received notification from Nasdaq that the listing of additional shares review process has been completed, and Nasdaq shall not have made any objection (not subsequently withdrawn) that the consummation of the Transactions would violate Nasdaq listing rules applicable to the Company;

(vii) the Company Common Stock shall not have been delisted from the Nasdaq nor shall the Company have received notice of the potential delisting of the Company Common Stock from the Nasdaq;

(viii) the expense reimbursement contemplated by Section 6.06 shall have been satisfied (which shall be substantially simultaneous with the Closing if not earlier paid in full); and

(ix) the Purchasers purchasing an aggregate of at least 95% of the Initial Notes to be purchased pursuant to this Agreement shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

(e) The obligations of the Company to sell the Initial Notes to each Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the representations and warranties of each Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing Date;

(ii) each Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(iii) the Company shall have received a certificate, dated the Closing Date, duly executed by an authorized person of each Purchaser, certifying that the conditions specified in Sections 2.02(e)(i) and 2.02(e)(ii) have been satisfied.

Section 2.03. Termination.

(a) This Agreement may be terminated before the Closing:

(i) by mutual written agreement of the Company and each Purchaser (solely with respect to itself);

(ii) by either the Company or a Purchaser (solely with respect to itself), if:

(A) the Closing has not been consummated on or before the 20th Business Day following the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 2.03(a)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(B) the purchase and sale of the Notes shall have been (1) prohibited by law or (2) enjoined by any governmental authority of competent jurisdiction, and such injunction shall have become final and nonappealable.

(iii) by a Purchaser (solely with respect to itself), if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(d)(i) and Section 2.02(d)(ii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or

(iv) by the Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of one or more Purchasers purchasing an aggregate of more than 5.00% of the Initial Notes to be purchased pursuant to this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(e)(i) and Section 2.02(e)(ii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date.

(b) If this Agreement is terminated pursuant to Section 2.03(a), this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 2.03(b) and Sections 6.06, 6.08, 6.10 and 6.12 shall survive any termination hereof pursuant to Section 2.03.

(c) Following the Closing, this Agreement may only be terminated by the mutual written agreement by the Company and each Purchaser.

Section 2.04. Additional Closings.

(a) In the event that any Purchaser desires to exercise its option to purchase Additional Notes, it shall send a notice to the Company no later than the Option Deadline (an “Additional Notes Notice”), which shall include an indication as to whether such Purchaser would purchase additional Additional Notes in the event that any Purchaser does not elect to purchase Additional Notes. Any sale and issuance of Additional Notes (each, an “Additional Closing”) shall occur on the second Business Day following the date of an Additional Notes Notice (each, an “Additional Closing Date”), subject to reasonable adjustment of such Additional Closing date to minimize the number of Additional Closings.

(b) At any Additional Closing, (i) the Company and the Trustee shall deliver the applicable portion of the Additional Notes against payment in full by or on behalf of the applicable Purchaser of the applicable Purchase Price for the applicable portion of the Additional Notes and (ii) each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to the Purchase Price for the applicable Additional Notes.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

(a) Existence and Power.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as it is being conducted on the date of this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Each Company Subsidiary has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent that the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as it is being conducted on the date of this Agreement, and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Company Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(b) Capitalization. The authorized share capital of the Company consists of 600,000,000 shares of Company Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2022, there were (i) 221,390,799 shares of Company Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 49,153,378 shares of Company Common Stock outstanding, (iii) 6,750,000 shares of Company Common Stock underlying the Company’s outstanding restricted stock unit awards (assuming maximum vesting of such awards) and (iv) warrants to purchase 21,305,462 shares of Company Common Stock issued and outstanding. Since September 30, 2022, (A) the Company has only issued restricted stock unit awards or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (B) the only shares of capital stock issued by the Company were pursuant to exercise of outstanding warrants, outstanding options, restricted stock unit awards and other compensatory rights to purchase shares of Company Common Stock granted to employees, directors or other service providers. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since January 1, 2022 and as provided in this Agreement and the Notes, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of shares of Company Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. The Company has not declared or paid any dividends.

(c) Authorization. The execution, delivery and performance of this Agreement, the Indenture and the Notes (collectively, the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of each Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer, preference or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Indenture will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(d) General Solicitation; No Integration; Private Placement. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties set forth in Section 3.02(d), the offer, sale and issuance of the Notes pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder.

(e) Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with its terms against it, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available and has reserved for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized and reserved for issuance, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(f) Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company (each, as amended or amended and restated from time to time), (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any Company Subsidiary or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) pursuant to any requirements or regulations in connection with the issuance of Company Common Stock upon the conversion of the Notes, including the filing of a listing notice with Nasdaq or filings under state securities or “blue sky” laws, (C) any required filings pursuant to the Exchange Act or the rules of the SEC, Nasdaq or state regulators, or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any Company Subsidiary in connection with the execution, delivery and performance by the Company a of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article 5), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g) Reports; Financial Statements.

(i) The Company has filed or furnished with the SEC, as applicable, (A) its annual report on Form 10-K for its fiscal year ended December 31, 2021, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31 and June 30, 2022, (C) its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2022, and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2022 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects (except with respect to timeliness) as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) Each of the consolidated balance sheets, and the related consolidated statements of operations, income, stockholders’ equity (deficit) and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto and (D) otherwise comply in all material respects with the requirements of the SEC.

(iii) Except as disclosed in Company Reports, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

(iv) Except as disclosed in Company Reports and other than the transactions contemplated by this Agreement, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.

(h) Absence of Certain Changes. Since January 31, 2022, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i) No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any Company Subsidiary that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since January 1, 2022 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local or international Governmental Entity having jurisdiction or otherwise applicable to the Company and its Subsidiaries, other than as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(k) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Company Subsidiary is a party or to which any of the properties of the Company or any Company Subsidiary is subject that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l) Demand Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company that are not already registered as of the date hereof.

(m) Real Property. The Company and the Company Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and the Company Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not be reasonably expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company and each Company Subsidiary.

(n) Anti-Corruption, Anti-Money Laundering, and Economic Sanctions Compliance.

(i) (A) None of the Company or any Company Subsidiary or affiliate, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or any Company Subsidiary or affiliate, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) the Company and each Company Subsidiary and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any Company Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii) The operations of the Company and each Company Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each Company Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(iii) None of the Company or any Company Subsidiary, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any Company Subsidiary, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this Agreement, the so–called Donetsk People’s Republic, the so–called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Russia and Syria).

(iv) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(v) The Company and each Company Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(o) Intellectual Property. Except to the extent it would not be reasonably expected to have a Material Adverse Effect: (i) the Company and each Company Subsidiary own or have a valid license to use any and all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, processes or procedures), trademarks, service marks, trade names, domain names, software, data and other worldwide intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property Rights”), in each case, used in or reasonably necessary to the conduct of their businesses as currently conducted; (ii) the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary (the “Company Owned Intellectual Property Rights”), are solely and exclusively owned by the Company or the Company Subsidiaries, in each case free and clear of all liens, defects or similar encumbrances or other restrictions, other than non-exclusive licenses granted in the ordinary course of business,

(iii) the Company Owned Intellectual Property Rights and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any Company Subsidiary, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party (A) challenging the validity, scope or enforceability of any such Intellectual Property Rights or (B) alleging that the Company or any Company Subsidiary has infringed, misappropriated or violated any Intellectual Property Rights of any third party; (iv) neither the Company nor any Company Subsidiary has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating or has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property Rights; (vi) neither the Company nor any Company Subsidiary infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Company Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or a Company Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (viii) the Company and the Company Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret (including proprietary confidential software source code).

(p) Open Source Software. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, (i) the Company and the Company Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any Company Subsidiary uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any Company Subsidiary to permit reverse engineering of any software code or other technology owned by the Company or any Company Subsidiary or (B) any software code or other technology owned by the Company or any Company Subsidiary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(q) Data Security; Privacy. The Company and each Company Subsidiary: (i) have complied and are presently in compliance in all material respects with all internal and external written privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by or on behalf of the Company or any Company Subsidiary of personal data, personal information, personally identifiable information, and any similar term as defined by applicable law (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) maintain and have maintained commercially reasonable policies and procedures designed to ensure the Company’s, and the Company Subsidiaries’ compliance with the Data Security Obligations except to the extent it would not be reasonably expected to have a Material Adverse Effect, (iii) have not received any notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation. There is no action, suit, investigation or proceeding by or before any court or governmental agency or authority pending or threatened in writing against the Company or any Company Subsidiary alleging non-compliance with any Data Security Obligation.

(r) Information Technology Systems and Data. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, the information technology assets, equipment, computers, systems, networks, hardware, software, internet websites, applications, data and databases (including the Personal Data, the data of their respective customers, employees, suppliers, vendors and any other third party data maintained, processed or transmitted by or on behalf of the Company and the Company Subsidiaries) used by or on behalf of the Company and Company Subsidiaries (collectively, “IT Systems and Data”) are reasonably adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and the Company Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each Company Subsidiary take and have taken all reasonable technical and organizational measures necessary to protect the IT Systems and Data. Without limiting the foregoing, the Company and the Company Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent the breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or any other compromise or misuse, in each case, of or relating to any IT Systems and Data (“Breach”). There has been no Breach, and the Company and the Company Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach except as would not be reasonably expected to have a Material Adverse Effect.

(s) Environmental Laws.

(i) The Company and each Company Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Labor Disputes. No material labor dispute with the employees of the Company or any Company Subsidiary exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(u) Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes at the Closing and the transactions contemplated by the other Transaction Agreements, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Insurance. The Company and each Company Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any Company Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Certificates; Authorizations. The Company and each Company Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(x) Internal Controls. The Company and each Company Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case, other than as disclosed in any Company Reports.

(y) Taxes and Tax Returns. The Company and each Company Subsidiary have filed all federal, state, local and foreign Tax Returns required to be filed by them and have paid all taxes required to be paid by it (other than taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP), except in each case, where the failure to file or pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been asserted or assessed against the Company or any Company Subsidiary (nor does the Company nor any Company Subsidiary have any notice or knowledge of any proposed tax deficiency) which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(z) Statistical Data. Neither the Company nor any Company Subsidiary has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(aa) Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements whose fees the Purchasers would be required to pay.

(bb) No Additional Representations.

(i) The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement.

(ii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 or in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement.

Section 3.02. Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date and the Closing Date, as follows:

(a) Organization; Ownership. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b) Authorization; Sufficient Funds; No Conflicts.

(i) Purchaser has the power and authority to execute and deliver this Agreement and to consummate the purchase of the Notes. The execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action by Purchaser. No other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and consummation of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) Purchaser has as of the date hereof, and will have as of the Closing, cash in immediately available funds or uncalled and unrestricted capital commitments in excess of the Purchase Price payable by it.

(iii) The execution, delivery and performance of the Transaction Agreements to which Purchaser is a party by Purchaser, the consummation by Purchaser of the transactions contemplated thereby, and the compliance by Purchaser with any of the provisions thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon Purchaser or any of its Affiliates or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by Purchaser.

(d) Securities Act Representations. Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(e) Brokers and Finders. Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f) No Additional Representations.

(i) Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement.

(ii) Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges Purchaser has been provided with sufficient access for such purposes. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

ARTICLE 4

ADDITIONAL AGREEMENTS

Section 4.01. Taking of Necessary Action. Each party hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02. Securities Laws. Each Purchaser acknowledges and agrees that the issuance and sale of the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as provided in Article 5 with respect to shares of Company Common Stock and the Notes, such Purchaser has no right to require the Company or any Company Subsidiary to register the shares of Company Common Stock that are issuable upon conversion of the Notes. Each Purchaser also acknowledges and agrees that the Notes and underlying shares of Company Common Stock may be notated with a restrictive legend, subject to the terms of the Indenture and the Notes.

Section 4.03. Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.04. Antitrust Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion. Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested, the Company, such Purchaser and any other applicable Purchaser Affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by such Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of such Purchaser or any of its Affiliates to comply with any applicable law. The Company and each Purchaser shall cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Each party shall be responsible for the payment of the filing fees and any other costs and expenses incurred by it in connection with any such applications or filings made by such party.

Section 4.05. Conversion Price Matters. Within four (4) Business Days of the execution and delivery of this Agreement, the Company shall file a current report on Form 8-K relating to this Agreement (the “Announcement 8-K”). The Company shall provide the Purchaser with an opportunity to comment on a draft of the Announcement 8-K prior to filing the Announcement 8-K with the SEC, and shall give reasonable consideration to all such comments. As promptly as practicable after the execution and delivery of this Agreement, the Company shall issue an initial press release relating to this Agreement in the form mutually agreed upon by the Company and the Purchaser.

Section 4.06. Nasdaq Approval. The Company shall use its reasonable best efforts to submit to Nasdaq an additional shares notification form with respect to the shares of Company Common Stock issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement).

Section 4.07. [Reserved].

Section 4.08. Authorized and Reserved Company Common Stock. For so long as any Notes are outstanding, the Company shall cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of all Notes then outstanding (giving effect to any adjustment to the Conversion Rate pursuant to the Notes and assuming upon conversion the only settlement option under the Notes and the Indenture was for settlement in shares of Company Common Stock), and shall reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares thereof for issuance upon conversion of the Notes.

Section 4.09. Indemnification.

(a) Each Purchaser, its Affiliates and its and their respective officers, directors, members, employees, managers, general partners, advisors and agents (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company, jointly and severally, for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, inquiry, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before or by any Governmental Entity, any arbitrator or other tribunal (each, and including any appeals therefrom, an “Action”) by any third party (including, without limitation, any stockholder of the Company or any regulator and including Losses arising from Actions not directly against an Indemnitee, such as witness expenses or responding to inquiries from a Governmental Entity) related to the Transactions; provided that the Company shall not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from a Purchaser’s breach of this Agreement, (ii) related to any transaction or arrangement, including any financing or hedging arrangement or trading in Company Common Stock, of such Purchaser or its Affiliates in connection with the applicable Purchaser’s or its Affiliates’ investment in the Notes or (iii) have resulted from an Indemnitee’s bad faith, gross negligence, willful misconduct or fraud in connection with the Transactions; provided, further, that the Company shall not be liable to indemnify an Indemnitee or its Affiliates and its and their respective officers, directors, members, employees, managers, general partners, advisors and agents under this Section 4.09 unless such Indemnitee provides notice of an Action for which indemnification is sought no later than twelve (12) months following the Closing Date, in which case the Company’s indemnification obligations under this Section 4.09 shall cover such Action and any appeals therefrom. The parties agree, for the avoidance of doubt, that this Section 4.09 shall not apply to any matter for which indemnification is otherwise provided in Section 5.05.

(b) Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.09, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company any complaints such Action or other documents provided to such Indemnitee in connection with; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company are materially prejudiced by such delay or failure.

(c) The Company shall have the right, exercisable by written notice to the applicable Indemnitee within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice and the Company shall pay all reasonable and documented fees and expenses of such counsel; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee, there are one or more material defenses available to the applicable Indemnitee that are not available to other defendants. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the applicable Purchaser together with its Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

(d) No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.09, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed), the Company, in the defense of any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.09, shall not consent to the entry of any judgment or enter into any settlement unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee and their respective counsel a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law.

Section 4.10. Certain Tax Matters.

(a) Each of the Company and each Purchaser agrees to treat the Notes as not a “section 871(m) transaction” within the meaning of Treasury Regulations Section 1.871-15(a)(12) and agrees not to take any position contrary thereto in any tax return or tax proceeding unless required by a determination within the meaning of Section 1313(a) of the Code. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold (i) from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes) and (ii) in connection with any adjustment to the conversion rate of the Notes, in each case, such amounts as are required to be deducted or withheld with respect to such payment, distribution, issuance, or adjustment under any applicable Tax law; provided that the Company shall notify the affected Purchaser(s) at least five (5) days prior to any such deduction or withholding and shall use commercially reasonable efforts to cooperate with such Purchaser(s) in seeking to reduce or eliminate any such deduction or withholding. If the Company is required to withhold or otherwise remit any Taxes with respect to a Purchaser in connection with an adjustment to the conversion rate of the Notes or other deemed distribution, it may deduct and withhold the required amount from actual payments of interest or any other amount payable on the Notes (including payments of PIK Interest or any payment of Common Stock in connection with a conversion of the Notes) or pursuant to this Agreement with respect to such Purchaser. To the extent that any amounts are so deducted or withheld as described in this Section 4.10, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to effect any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes).

(b) Each of the Company and each Purchaser acknowledges and agrees that, for U.S. federal and other applicable income tax purposes, (i) neither the Company nor any Purchaser shall treat the Notes as “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4, (ii) neither the Company nor any Purchaser shall treat interest on the Notes as “qualified stated interest” within the meaning of Treasury Regulations Section 1.1273-1(c)(1)(i), and (iii) original issue discount on the Notes shall be calculated by assuming that the Company elects to use the Cash Method pursuant to Treasury Regulations Section 1.1272-1(c)(5), adjusted appropriately for any “change in circumstances” described in Treasury Regulations Section 1.1272-1(c)(6), in each case, except as required by a determination within the meaning of Section 1313(a) of the Code.

Section 4.11. Not an Affiliate. The Company, as of the date of this Agreement, has no reason to believe that, as of the date hereof, any Purchasers are Affiliates of the Company (including for purposes of Rule 144 under the Securities Act).

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01. Registration Statement.

(a) As soon as reasonably practicable after the issuance of the Notes, the Company will use reasonable efforts to prepare and file (and in any event, filing within ninety (90) days after the issuance of the Notes), and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (the “Registration Date”) a Registration Statement or post-effective amendment to an existing Registration Statement in order to register the issuance of the Registrable Securities (which shall cover the maximum number of shares of Company Common Stock issuable assuming the combination of all of the following: (x) full “physical” settlement of conversions the Notes into shares of Company Common Stock, (y) the maximum number of additional shares of Company Common Stock that may be issuable pursuant to conversions of the Notes if the Company were to elect the “payment-in-kind” option for the Notes for every interest payment date until maturity and (z) the maximum “make-whole” adjustment to the conversion rate, in each case, in accordance with the terms of the Indenture) and to provide for resales of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to the availability of a Registration Statement on Form S-3 or any successor form thereto), which Registration Statement will (except to the extent the SEC objects in written or oral comments upon the SEC’s review of such Registration Statement) include a plan of distribution and selling stockholder disclosure reasonably requested by a Purchaser. In addition, the Company will from time to time, after the initial Registration Statement has been declared effective, use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article 5 shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b) Subject to the provisions of Section 5.02, and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement or (ii) there otherwise cease to be any Registrable Securities.

(c) During such period of time that the Company is not eligible or ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and use reasonable efforts to file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. When the Company regains ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall use reasonable efforts to do so as promptly as practicably do so in accordance with Section 5.01(a).

Section 5.02. Registration Limitations and Obligations.

(a) Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration

Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period of which the holders of Registrable Securities have received notice. In the event of a Blackout Period, the Company shall notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period and subject to the limitations therein.

(b) At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities (the “Initiating Holder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other Persons, including any Participating Holders, intend to sell at least $50,000,000 in aggregate of Registrable Securities held by such holder and such other Persons, in each case, pursuant to the Registration Statement, then, no more than two (2) times in any twelve (12)-month period, the Company shall (i) within one (1) Business Day of receipt of the Take-Down Notice, deliver a written notice (a “Take-Down Participation Notice”) of any such request to all other holders of Registrable Securities, which Take-Down Participation Notice shall offer each such holder the opportunity to include in such registration that number of Registrable Securities to be offered by the Initiating Holder as each such holder (a “Participating Holder”) may request; and (ii) amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering. The Company shall include in such registration all such Registrable Securities with respect to which the Company has received from a holder entitled to receive a Take-Down Participation Notice pursuant to the preceding sentence written requests for inclusion therein within two (2) Business Days after the date the Take-Down Participation Notice was delivered; provided, that each Selling Holder will retain the right to withdraw their Registrable Securities from such registration in writing to the underwriters prior to the pricing of the applicable offering. In connection with any Underwritten Offering of Registrable Securities for which an Initiating Holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The Company shall select the underwriters (including the managing underwriters) for each Underwritten Offering; provided that the bookrunning underwriters shall be “bulge-bracket” investment banks reasonably acceptable to the Selling Holders. The Company shall select the counsel for the underwriters; provided that such counsel shall be reasonably acceptable to the managing underwriters and the Selling Holders. A Majority in Interest of Selling Holders shall determine (x) the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by the Selling Holders to the underwriters in such Underwritten Offering and other financial terms of the Underwritten Offering and (y) the timing of any such registration and sale, which shall be reasonably acceptable to the Company. Each Selling Holder shall be solely responsible for the discounts and fees payable to the underwriters with respect to the Registrable Securities sold by such Selling Holder in such Underwritten Offering. Without the consent of the Initiating Holder, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(c) If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in such offering in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the Majority in Interest of Selling Holders, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders with respect to such Underwritten Offering on the basis of the number of Registrable Securities beneficially owned by each such Selling Holder.

(d) In connection with an Underwritten Offering, the Company and its directors and officers shall, to the extent requested by managing underwriters of such a distribution, be subject to a customary lockup agreement with a restricted period of the same length of time as such holder agrees with the managing underwriters (but not to exceed 90 days) during which the Company may not issue or transfer, and its officers and directors may not transfer, shares of Company Common Stock or any securities exchangeable or exercisable for, or convertible into, shares of Company Common Stock, subject to customary carve-outs agreed with the managing underwriters, which may include, but are not limited to: (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans, (ii) sales in connection with the settlement of equity awards to cover tax withholding obligations, and (iii) sales under trading plans pursuant to Rule 10b5-1, and (iv) in connection with acquisitions, joint ventures and other strategic transactions (which, in the case of this clause (iv), would not exceed up to 10% of the outstanding Company Common Stock at the time of such Underwritten Offering).

(e) [Reserved].

(f) Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the 1933 Act with respect to a Company Underwritten Offering of Common Stock by the Company for its own account, then the Company shall promptly give written notice of such filing to the Purchasers, which notice shall be given, to the extent reasonably practicable, no later than ten (10) Business Days before the filing or launch date (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Purchasers and their respective Affiliates and representatives. The Piggyback Notice shall offer each Purchaser the opportunity to include (or cause to be included) in the registration statement for such Company Underwritten Offering, subject to the terms and conditions of this Agreement, the number of Registrable Securities as such investor may request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from a Purchaser a written request for inclusion therein (a “Piggyback Request”) within five (5) Business Days following receipt of any Piggyback Notice by such Purchaser (but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement), which Piggyback Request shall specify the maximum number of Registrable Securities intended to be disposed of by such Selling Holder. The Selling Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least one (1) Business Day prior to the effective date of the registration statement relating to such Piggyback Registration. If the managing underwriter(s) of the Company Underwritten Offering subject to this Section 5.02(f) advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with the shares of Common Stock that the Company intends to include in such offering (a “Company Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Common Stock that the Company intends to include in such offering, then there shall be included in such firm commitment underwritten offering the number of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and shares of Common Stock intended to be sold by the Company shall be allocated for inclusion as follows: (A) first, all shares of Common Stock being sold by the Company for its own account; (B) second, and only if all the securities referred to in clause (A) have been included, all Registrable Securities requested to be included in such registration by the Selling Holders, pro rata, based on the number of Registrable Securities beneficially owned by such Selling Holders; and (C) third, and only if all the securities referred to in clauses (A) and (B) have been included, all shares of Common Stock of any other holders thereof (other than the Company and the Selling Holders) requesting inclusion in such Underwritten Offering, allocated pro rata on the basis of the number of shares of Common Stock beneficially owned by each such holder of Common Stock. For the avoidance of doubt, in any Company Underwritten Offering, the Company shall select the underwriters and counsel for the underwriters and shall determine (x) the pricing of the Common Stock offered pursuant to any such Company Underwritten Offering, including the underwriting discount and fees payable per share to the underwriters in such Company Underwritten Offering and other financial terms of the offering, (y) the timing of any such Company Underwritten Offering. Each Selling Holder shall be solely responsible for the discounts and fees payable to the underwriters with respect to the Registrable Securities sold by such Selling Holder in such Company Underwritten Offering.

Section 5.03. Registration Procedures.

(a) If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article 5; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice or Piggyback Registration, the Company will furnish to the holders which are including Registrable Securities in such registration including, in the case of a Take-Down Notice, any Initiating Holder and Participating Holders with respect to the applicable Underwritten Offering (such holders, the “Selling Holders”) and the lead managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriters, and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriters, if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriters and their counsel) the Company’s books and records, officers, accountants and other advisors; provided that the same occurs during normal business hours after reasonable notice and does not materially interfere with the business of the Company; provided further that such persons shall first agree in writing with the Company that any information that is designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article 5;

(iii) if requested by the lead managing underwriters, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv) furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(v) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vii) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such events;

(viii) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(x) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xi) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xii) agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5.04. Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article 5; provided that each holder of Registrable Securities participating in an offering shall pay any applicable underwriting fees, discounts, selling commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder and similar charges.

Section 5.05. Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses which are documented and reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any Selling Holder or underwriter expressly for use therein.

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable and documented costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g) The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06. Facilitation of Sales Pursuant to Rule 144. For as long as any Purchaser or its Affiliates Beneficially Owns Notes or any Company Common Stock issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraphs (c)(1) and (i)(2) of Rule 144, but excluding Form 8-K reports) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (including those referred to in subparagraph (i) of Rule 144), provided that such holder of Subject Securities and its broker(s) execute customary representation letters and provide such other documentation as may be reasonably requested by the Company or its transfer agent in connection therewith.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. The representations and warranties made herein shall survive for six (6) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a) If to any Purchaser, to the notice information set forth on the signature page hereto.

(b) If to the Company, to:

195 S. Milpitas Blvd.

Milpitas, CA 95035

Attention: Bill Krause, Chief Legal Officer

Email: bill.krause@view.com

with a copy (which will not constitute actual or constructive notice) to:

Skadden Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, CA 94301

Attention: Michael J. Mies

Email: michael.mies@skadden.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email if received before 5:00 pm Eastern Time; or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03. Entire Agreement; Third Party Beneficiaries; Amendment.

(a) This Agreement and the other Transaction Agreements set forth the entire agreement between the parties hereto with respect to the Transactions, supersede all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof.

(b) This Agreement is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 4.09 and Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons; and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons.

(c) Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.05. Public Announcements. The initial press release related to this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Purchaser. Thereafter, either party may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other party shall (to the extent permitted by applicable law) be provided an opportunity to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.05. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06. Expenses. No later than the first to occur of (i) the Closing Date, (ii) the date this Agreement is terminated in accordance with its terms or (iii) the End Date, the Company shall pay or reimburse RXR Realty LLC for all reasonable and documented out-of-pocket costs and expenses (not to exceed an amount equal, in the aggregate, to (x) $400,000 plus (y) 2% of the gross proceed invested in the Notes by RXR Realty LLC or its Affiliates) incurred in connection with the preparation, negotiation and execution of the Transaction Agreements, and any amendment waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transaction contemplated hereby and thereby (including all reasonable and documented attorney’s fees for any and all of the foregoing in connection with this Agreement and the Transactions, to occur on or prior to or otherwise in connection with the Closing); provided, that for the avoidance of doubt, the Company shall have no obligation to pay or reimburse the Purchasers under this Section 6.06 for any costs or expenses incurred by the Purchasers in connection with any filing made under the HSR Act or other applicable antitrust or investment control laws; provided further the cap set forth above shall not apply to any of the Company’s obligations under Section 4.09 or Article 5.

Section 6.07. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement without the written consent of such Purchaser or the Company, as applicable, whether by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided further that (i) any Purchaser may assign all of its rights and obligations under this Agreement or, in the case of this Agreement, any portion thereof, to one or more Affiliates who execute and deliver to the Company a Joinder and a duly completed and executed IRS Form W-8 or W-9, as applicable, and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser so assigned; provided that no such assignment will relieve such assigning Purchaser of its obligations hereunder until the Closing; (ii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Purchaser; and (iii) any Purchaser may assign all of its rights and obligations under this Agreement to a Permitted Counterparty. In addition to the foregoing, the rights of a holder of Registrable Securities under Article V may be transferred but only together with Subject Securities (x) in a transfer of Notes in an aggregate principal amount of at least $15,000,000 or the number of shares of Common Stock received upon conversion of such principal amount; and (y) to an Affiliate of the transferor, in each case that executes and delivers to the Company a Joinder.

Section 6.08. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, may be brought and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto or any of such party’s Affiliates (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. All obligations of any Purchaser hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

VIEW, INC.

By:	/s/ Bill Krause
Name: Bill Krause
Title: Chief Legal Officer

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

RXR FP INVESTOR LP, a Delaware limited partnership
By: RXR FP GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Scott Rechler
Name: Scott Rechler
Title: Authorized Person

Notice Information:

Address:

Email:

RXR FP INVESTOR II LP, a Delaware limited partnership
By: RXR FP GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Scott Rechler
Name: Scott Rechler
Title: Authorized Person

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Madrone Partners, L.P.

By:	/s/ Tom Patterson
Name: Tom Patterson
Title: Managing Member

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Anson Investments Master Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Anson East Master Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Anson North Star Tactical Equity Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Arch Anson Tactical Real Estate Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Arch Anson Tactical Real Estate NR Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Director

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

The Kaul Family Trust

By:	/s/ Samir Kaul
Name: Samir Kaul
Title: Trustee

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Orsak Family Trust

By:	/s/ Mike Orsak
Name: Mike Orsak
Title: Trustee

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

CEDRIC ANDRE HENRI BRU TRUST, dated April 28, 2017

By:	/s/ Cedric Andre Henri Bru
Name: Cedric Andre Henri Bru
Title: Trustee

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

BNP Paribas Asset Management UK LTD

By:	/s/ Edward Lees
Name: Edward Lees
Title: Sr Portfolio Manager

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Handler Revocable Trust

By:	/s/ Bradley A. Handler
Name: Bradley A. Handler
Title: Trustee

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

US RE Company, LLC

By:	/s/ Leonard J. O’Donnell
Name: Leonard J. O’Donnell
Title: President & CEO

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Bridger Holdings, LP

By:	/s/ James A. Davidson
Name: James A. Davidson
Title: Management Committee Member

By:	/s/ Fritz H. Wolff
Name: Fritz H. Wolff
Title: Management Committee Member

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

NBT Capital, LLC

By:	/s/ James A. Davidson
Name: James A. Davidson
Title: Manager

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Fox Hollow Ventures

By:	/s/ Scott D. Cook
Name: Scott D. Cook
Title: Authorized Signatory

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

CF Principal Investments, LLC

By:	/s/ Mark Kaplan
Name: Mark Kaplan
Title: Global Chief Operating Officer

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Future Solution Investments, LLC

By:	/s/ Michael Solomon
Name: Michael Solomon
Title: Manager

Notice Information:

Address:

Email:

[Signature Page to Investment Agreement]